Exhibit 3.2

EXECUTION COPY

FIRST REFUSAL AND CO-SALE AGREEMENT

This FIRST REFUSAL AND CO-SALE AGREEMENT (the “Agreement”) is entered into as of the 14th day of April, 2014 by and among Rise Companies Corp., a Delaware corporation (the “Company”), the holders of Common Stock of the Company (the “Common Stock”) listed on Exhibit A attached hereto (each a “Common Holder” and, together, the “Common Holders”) and the holders of Preferred Stock of the Company (the “Preferred Shares”) listed on Exhibit B attached hereto (the “Investors”).

WITNESSETH:

WHEREAS, the Company and the Investors are parties to that certain Series A Preferred Stock Purchase Agreement of even date herewith (the “Series A Agreement”), pursuant to which the Investors are purchasing shares of the Company’s Series A Preferred Stock;

WHEREAS, each Common Holder wishes to provide further inducement to the Investors to purchase the Preferred Shares.

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Definitions.

(a)          “Delivery” shall have the meaning set forth in Section 6 below.

(b)          “Equity Securities” shall mean any securities now or hereafter owned or held by a Common Holder (or a transferee in accordance with Section 2.4 herein) having voting rights in the election of the board of directors of the Company, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing; provided, however, that Equity Securities shall not include any shares of the Company’s Series A Preferred Stock held by the Common Holder(s).

(c)          “Holders” shall mean the Investors or persons who have acquired shares from any of such persons or their transferees or assignees in accordance with the provisions of this Agreement.

(d)          “Parties” shall mean the Company, the Investors and the Common Holder(s).

(e)          “Restated Certificate” shall mean the Company’s Restated Certificate of Incorporation, as amended.

(f)           “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, without limitation, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary, involuntarily or by operation of law, directly or indirectly, of any of the Equity Securities.

2.           Agreements Among the Company, the Investors and the Common Holders.

2.1         Rights of Refusal.

(a)          Transfer Notice.  If at any time a Common Holder proposes to Transfer Equity Securities (a “Selling Common Holder”), then the Selling Common Holder shall promptly give the Company and each Holder written notice of the Selling Common Holder’s intention to make the Transfer (the “Transfer Notice”).  The Transfer Notice shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), (ii) the name(s) and address(es) of the prospective transferee(s), (iii) the purchase price and form of consideration proposed to be paid for the Offered Shares and (iv) the other material terms and conditions upon which the proposed Transfer is to be made.  The Transfer Notice shall certify that the Selling Common Holder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice.  The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.  In the event that the transfer is being made pursuant to the provisions of Section 2.4, the Transfer Notice shall state under which specific clause of Section 2.4 the Transfer is being made.

(b)          Company’s Right of First Refusal.  The Company shall have an option for a period of ten (10) days from Delivery of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice.  The Company may exercise such purchase option and purchase all or any portion of the Offered Shares by notifying the Selling Common Holder in writing before expiration of such ten (10) day period as to the number of such shares that it wishes to purchase.  If the Company gives the Selling Common Holder notice that it desires to purchase such shares, then payment for the Offered Shares shall be made by check or wire transfer against delivery of the Offered Shares to be purchased at a time and place agreed upon between the parties, which time shall be no later than forty-five (45) days after Delivery to the Company of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third-party transferee(s) or unless the value of the consideration to be paid for the Offered Shares has not yet been established pursuant to Section 2.1(e)(ii).  If the Company fails to purchase any or all of the Offered Shares by exercising the option granted in this Section 2.1(b) within the period provided, the remaining Offered Shares shall be subject to the options granted to the Holders pursuant to Section 2.1(d).

(c)          Additional Transfer Notice.  Subject to the Company’s option set forth in Section 2.1(b), if at any time the Selling Common Holder proposes a Transfer, then, within five (5) days after the Company has declined to purchase all, or a portion, of the Offered Shares or the Company’s option to so purchase the Offered Shares has expired, the Selling Common Holder shall give each Holder an “Additional Transfer Notice” that shall include all of the information and certifications required in a Transfer Notice and shall additionally identify the Offered Shares that the Company has declined to purchase (the “Remaining Shares”) and briefly describe the Holders’ rights of first refusal and co-sale rights with respect to the proposed Transfer.

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(d)          Holders’ Right of First Refusal.

(i)          Each Holder shall have an option for a period of fifteen (15) days from the Delivery of the Additional Transfer Notice from the Selling Common Holder set forth in Section 2.1(c) to elect to purchase its respective pro rata share of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice.  Each Holder may exercise such purchase option and purchase all or any portion of his, her or its pro rata share of the Remaining Shares (a “Participating Holder” for the purposes of this Section 2.1(d) and Section 2.1(e)), by notifying the Selling Common Holder and the Company in writing, before expiration of the fifteen (15)-day period as to the number of such shares that he, she or it wishes to purchase (the “Participating Holder Notice”).  Each Holder’s pro rata share of the Remaining Shares shall be a fraction of the Remaining Shares, the numerator of which shall be the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Shares) owned by such Holder on the date of the Transfer Notice and denominator of which shall be the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Shares) held by all Holders on the date of the Transfer Notice.

(ii)         In the event any Holder elects not to purchase its pro rata share of the Remaining Shares available pursuant to its option under Section 2.1(d)(i) within the time period set forth therein, then the Selling Common Holder shall promptly give written notice (the “Overallotment Notice”) to each Participating Holder that has elected to purchase all of its pro rata share of the Remaining Shares (each a “Fully Participating Holder”), which notice shall set forth the number of Remaining Shares not purchased by the other Holders (“Unsubscribed Shares”), and shall offer the Fully Participating Holders the right to acquire the Unsubscribed Shares.  Each Fully Participating Holder shall have five (5) days after Delivery of the Overallotment Notice to deliver a written notice to the Selling Common Holder (the “Participating Holders Overallotment Notice”) of its election to purchase its pro rata share of the Unsubscribed Shares on the same terms and conditions as set forth in the Additional Transfer Notice, which such Participating Holders Overallotment Notice shall also indicate the maximum number of the Unsubscribed Shares that such Fully Participating Holder will purchase in the event that any other Fully Participating Holder elects not to purchase its pro rata share of the Unsubscribed Shares.  For the purposes of determining a Fully Participating Holder’s pro rata share of the unsubscribed shares under this Section 2.1(d)(ii), the numerator shall be the same as that used in Section 2.1(d)(i) above and the denominator shall be the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Shares) owned by all Fully Participating Holders on the date of the Transfer Notice.

(iii)        Each Participating Holder shall be entitled to apportion Remaining Shares to be purchased among its partners and affiliates (including in the case of a venture capital fund other venture capital funds affiliated, or under common investment management, with such fund), provided that such Participating Holder notifies the Selling Common Holder of such allocation.

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(e)          Payment.

(i)          The Participating Holders shall effect the purchase of the Remaining Shares with payment by check or wire transfer against delivery of the Remaining Shares to be purchased at a time and place agreed upon between the parties, which time shall be no later than forty-five (45) days after Delivery to the Company of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third-party transferee(s) or unless the value of the consideration to be paid for the Offered Shares has not yet been established pursuant to Section 2.1(e)(ii).

(ii)         Should the purchase price specified in the Transfer Notice or Additional Transfer Notice be payable in a form of consideration other than cash or evidences of indebtedness, the Company (and the Participating Holders) shall have the right to pay such purchase price in an amount of cash equal to the fair market value of such consideration.  If the Selling Common Holder and the Company (or the Participating Holders) cannot agree on such fair market value within ten (10) days after Delivery to the Company of the Transfer Notice (or the Delivery of the Additional Transfer Notice to the Holders), the valuation shall be made by an appraiser of recognized standing selected by the Selling Common Holder and the Company (or the Participating Holders) or, if they cannot agree on an appraiser within twenty (20) days after Delivery to the Company of the Transfer Notice (or the Delivery of the Additional Transfer Notice to the Holders), each shall select an appraiser of recognized standing and those appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value.  The cost of such appraisal shall be shared equally by the Selling Common Holder, on the one hand, and the Company (and, to the extent there are any, the Participating Holders, on the other hand, with that half of the cost to be borne by the Company and the Participating Holders to be apportioned on a pro rata basis based on the number of shares each such party has expressed an interest in purchasing pursuant to this Section 2).  If the time for the closing of the Company’s purchase or the Participating Holders’ purchase has expired but the determination of the value of the purchase price offered by the prospective transferee(s) has not been finalized, then such closing shall be held on or prior to the fifth business day after such valuation shall have been made pursuant to this Section 2.1(e)(ii).

2.2         Right of Co-Sale.

(a)          To the extent the Company and the Holders do not exercise their respective rights of refusal as to all of the Offered Shares pursuant to Section 2.1, then each Holder (a “Selling Holder” for purposes of this Section 2.2) that notifies the Selling Common Holder in writing within twenty (20) days after Delivery of the Additional Transfer Notice referred to in Section 2.1(c) shall have the right to participate in such sale of Equity Securities on the same terms and conditions as specified in the Transfer Notice.  Such Selling Holder’s notice to the Selling Common Holder shall indicate the number of shares of capital stock of the Company that the Selling Holder desires to sell.  To the extent one or more Selling Holders exercise such right of participation in accordance with the terms and conditions of this Section 2.2, the number of shares of Equity Securities that the Selling Common Holder may sell in the Transfer shall be correspondingly reduced.

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(b)          Each Selling Holder may sell all or any part of that number of shares of Common Stock (or capital stock of the Company convertible into such number of shares of Common Stock) equal in the aggregate to the product obtained by multiplying (i) the aggregate number of shares of Equity Securities covered by the Transfer Notice that have not been subscribed for pursuant to Section 2.1 by (ii) a fraction, the numerator of which is the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Shares) owned by such Selling Holder on the date of the Transfer Notice and the denominator of which is the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Shares) owned by the Selling Common Holder and all of the Selling Holders on the date of the Transfer Notice.

(c)          Each Selling Holder shall effect its participation in the sale by promptly delivering to the Selling Common Holder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i)          the number of shares of Common Stock that such Selling Holder elects to sell; or

(ii)         that number of shares of capital stock of the Company that are at such time convertible into the number of shares of Common Stock that such Selling Holder elects to sell; provided, however, that if the prospective third-party purchaser objects to the delivery of shares of capital stock of the Company other than Common Stock, such Selling Holder shall convert such shares of capital stock of the Company into Common Stock and deliver Common Stock as provided in this Section 2.2.  The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

(d)          The stock certificate or certificates that each Selling Holder delivers to the Selling Common Holder pursuant to Section 2.2(c) shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and such Selling Common Holder shall concurrently therewith remit to such Selling Holder that portion of the sale proceeds to which such Selling Holder is entitled by reason of its participation in such sale.  To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Selling Holder exercising its rights of co-sale hereunder, the Selling Common Holder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, the Selling Common Holder shall purchase such shares or other securities from such Selling Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

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2.3         Non-Exercise of Rights.  To the extent that the Company and the Holders have not exercised their rights to purchase the Offered Shares or the Remaining Shares within the time periods specified in Section 2.1 and the Holders have not exercised their rights to participate in the sale of the Remaining Shares within the time periods specified in Section 2.2, the Selling Common Holder shall have a period of thirty (30) days from the expiration of such rights in which to sell the Offered Shares or the Remaining Shares, as the case may be, upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice, to the third-party transferee(s) identified in the Transfer Notice.  The Company’s first refusal rights and the Holders’ first refusal rights and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares or the Remaining Shares acquired by the third-party transferee(s) until such rights lapse in accordance with the terms of this Agreement.  In the event the Selling Common Holder does not consummate the sale or disposition of the Offered Shares and Remaining Shares within the thirty (30) day period from the expiration of these rights, the Company’s first refusal rights and the Holders’ first refusal rights and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares or the Remaining Shares by the Selling Common Holder until such rights lapse in accordance with the terms of this Agreement.  Furthermore, the exercise or non-exercise of the rights of the Company and the Holders under this Section 2 to purchase Equity Securities from the Selling Common Holder or participate in sales of Equity Securities by the Selling Common Holder shall not adversely affect their rights to make subsequent purchases from the Selling Common Holder of Equity Securities or subsequently participate in sales of Equity Securities by the Selling Common Holder.

2.4         Limitations to Rights of Refusal and Co-Sale.  Notwithstanding the provisions of Sections 2.1 and 2.2 of this Agreement, the first refusal rights of the Company and first refusal and co-sale rights of the Holders shall not apply to (a) the Transfer of Equity Securities to any spouse or member of a Common Holder’s immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of the Common Holder’s spouse or members of the Common Holder’s immediate family, or to a trust for the Common Holder’s own self, or a charitable remainder trust, (b) any sale of Equity Securities to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, (c) any Transfer or Transfers by a Common Holder which in the aggregate, over the term of this Agreement, amount to no more than five percent (5%) shares of Common Stock (including shares of Common Stock underlying other Equity Securities) held by such Common Holder as of the date hereof (as adjusted for stock splits, combinations, dividends, recapitalizations and the like), (d) any pledge of Equity Securities held by a Common Holder made pursuant to a bona fide loan transaction that creates a mere security interest or (e) any bona fide gift to any charitable organization described in Section 501(c)(3) of the Internal Revenue Code; provided, however, that in the event of any transfer made pursuant to one of the exemptions provided by clause(s) (a), (c), (d) or (e), (i) the Common Holder shall inform the Investors of such Transfer prior to effecting it and (ii) each such transferee or assignee, prior to the completion of the Transfer, shall have executed documents assuming the obligations of Common Holder under this Agreement with respect to the transferred Equity Securities.  Except with respect to the Equity Securities transferred under clause (b) above (which Equity Securities shall no longer be subject to the first refusal rights of the Company and the first refusal and co-sale rights of the Holders), such transferred Equity Securities shall remain “Equity Securities” hereunder, and such pledgee, transferee or donee shall be treated as a “Common Holder” for purposes of this Agreement.

2.5         Prohibited Transfers.

(a)          Except as otherwise provided in this Agreement, each Common Holder will not sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of in any way, all of, any part of or any interest in such Common Holder’s Equity Securities.  Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Equity Securities not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

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(b)          In the event a Common Holder should sell any Equity Securities in contravention of the co-sale rights of the Holders under Section 2.2 (a “Prohibited Transfer”), the Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below under Section 2.5(c), and such Common Holder shall be bound by the applicable provisions of such option.

(c)          In the event of a Prohibited Transfer, each Holder shall have the right to sell to the Common Holder making such Prohibited Transfer the type and number of shares of Equity Securities equal to the number of shares each Holder would have been entitled to transfer to the third-party transferee(s) under Section 2.2 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof.  Such sale shall be made on the following terms and conditions:

(i)          The price per share at which the shares are to be sold to the Common Holder shall be equal to the price per share paid by the third-party transferee(s) to the Common Holder in the Prohibited Transfer.  The Common Holder shall also reimburse each Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Holder’s rights under Section 2.2.

(ii)         Within ninety (90) days after the later of the date on which the Holder (A) receives notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, each Holder shall, if exercising the option created hereby, deliver to the Common Holder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

(iii)        The Common Holder shall, upon receipt of the certificate or certificates for the shares to be sold by a Holder pursuant to this Section 2.5, pay the aggregate purchase price therefor and the amount of fees and expenses reimbursable under Section 2.5(c)(i) in cash or by other means acceptable to the Holder.

3.           Assignments and Transfers; No Third-Party Beneficiaries.  This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party.  The rights of the Holders hereunder are only assignable (a) to any other Holder, (b) to a partner, member or affiliate of such Holder or (c) to an assignee or transferee who acquires all of the Equity Securities held by a particular Holder or at least one million (1,000,000) shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Shares) (as adjusted for stock splits, combinations, dividends, recapitalizations and the like).

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4.           Legend.  Each existing or replacement certificate for shares now owned or hereafter acquired by a Common Holder shall bear the following legend upon its face:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FIRST REFUSAL AND CO-SALE AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION, AS AMENDED FROM TIME TO TIME.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

5.           Effect of Change in Company’s Capital Structure.  If, from time to time, the Company pays a stock dividend or effects a stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new, substituted or additional securities to which a Common Holder is entitled by reason of such Common Holder’s ownership of Equity Securities shall be immediately subject to the rights and obligations set forth in this Agreement with the same force and effect as the stock subject to such rights immediately before such event.

6.           Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  The occurrence of the events set forth in clauses (a) through (d) above shall constitute “Delivery” of notice.  All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6).

7.           Further Instruments and Actions.  The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.  Each Common Holder agrees to cooperate affirmatively with the Company, the Investors and the Holders to enforce rights and obligations pursuant hereto.

8.           Term.  This Agreement shall terminate and be of no further force or effect upon (a) the consummation of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction), the public offering price of which is not less than $35,000,000 in the aggregate, or (b) the consummation of a Liquidation Event (as defined in the Restated Certificate).

9.           Entire Agreement.  This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all other agreements between or among any of the parties with respect to the subject matter hereof.

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10.         Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, (b) Common Holders holding at least a majority of the Common Stock of the Company then held by the Common Holders and (c) Investors holding at least a majority of the Common Stock issuable or issued upon conversion of the Preferred Shares.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Common Holder and all Holders and their respective successors and assigns.

11.         Severability.  If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The Parties further agree to use good faith efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

12.         Attorneys’ Fees.  In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

13.         Aggregation of Stock.  For the purposes of determining the availability of any rights under this Agreement, the holdings of any transferee and assignee of an individual or a partnership who is a spouse, ancestor, lineal descendant or siblings of such individual or partners or retired partners of such partnership or affiliates of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Common Stock by gift, will or intestate succession) shall be aggregated together with the individual or partnership, as the case may be, for the purpose of exercising any rights or taking any action under this Agreement.

14.         Additional Investors.  Notwithstanding Section 10, no consent shall be necessary to add additional Investors as signatories to this Agreement, provided that such Investors have purchased Series A Preferred Stock pursuant to the subsequent closing provisions of Section 1.3 of the Series A Agreement and executed and delivered a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor hereunder.

15.         Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.         Governing Law.  This Agreement shall be governed by and construed under the internal laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

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17.         Arbitration.  Any controversy between the Parties hereto involving any claim arising out of or relating to this Agreement, will be submitted to and be settled by final and binding arbitration in New York City, New York, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  Such arbitration shall be conducted by three (3) arbitrators chosen by the Company, the Investors and the Common Holders, or failing such agreement, an arbitrator appointed by the AAA.  There shall be limited discovery prior to the arbitration hearing as follows:  (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause.  Depositions shall be conducted in accordance with the New York Code of Civil Procedure, the arbitrator shall be required to provide in writing to the Parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

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IN WITNESS WHEREOF, the parties hereto have executed this First Refusal and Co-Sale Agreement as of the date first written above.

RISE COMPANIES CORP.

	By:	/s/ Benjamin Miller

	Name:	Benjamin Miller

	Title:	Chief Executive Officer and President

Address:	1519 Connecticut Ave, NW, Suite 200

Washington, D.C. 20036

Email:	ben@fundrise.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this First Refusal and Co-Sale Agreement as of the date first written above.

COMMON HOLDERS:

By:	/s/ Benjamin Miller
Name:	BENJAMIN MILLER

Address:	1519 Connecticut Ave, NW, Suite 200

Washington, D.C. 20036

Email:	ben@fundrise.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this First Refusal and Co-Sale Agreement as of the date first written above.

COMMON HOLDERS:

By:	/s/ Daniel Miller
Name:	DANIEL MILLER

Address:	1519 Connecticut Ave, NW, Suite 200

Washington, D.C. 20036

Email:	dan@fundrise.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

RENREN LIANHE HOLDINGS

	By:	/s/ Joseph Chen
	Name:	Joseph Chen
	Title:	Director

Address:	5/F Great Creativity Information Industry Garden

North Building Suite 18,

Jiuxianqiao Middle Road, Chaoyang District

Beijing, China 100016

Attention:	Xiangzhi Bao, Director-Legal Affairs

Email:	RenrenCorporateLegalNotices@renren-inc.com

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

WH / RISE CO, LLC

	By:	Chain of Lakes Capital, LP,
its managing member

	By:	Chain of Lakes Capital, Inc.,
its general partner

	By:	/s/ Craig M. Young

	Name:	Craig M. Young

	Title:	President

Address:	25 Taylor St San Francisco, CA 94102

Email:	cyoung@tidewatercap.com

Fax:	NA

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

By:	/s/ David Miller
Name:	DAVID MILLER

Address:	1413 P Street, NW, Apt. 402

Washington, D.C. 20005

Email:	dhmiller04@gmail.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

By:	/s/ Caroline Miller
Name:	CAROLINE MILLER

Address:	1413 P Street, NW, Apt. 402

Washington, D.C. 20005

Email:	patrice@prm1154.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this First Refusal and Co-Sale Agreement as of the date first written above.

INVESTOR:

By:	/s/ Herb Miller
Name:	HERB MILLER

Address:	1413 P Street, NW, Apt. 402

Washington, D.C. 20005

Email:	herb@westdev.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this First Refusal and Co-Sale Agreement as of the date first written above.

INVESTOR:

By:	/s/ Patrice Miller
Name:	PATRICE MILLER

Address:	1413 P Street, NW, Apt. 402

Washington, D.C. 20005

Email:	patrice@prm1154.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

BOYLE FAMILY TRUST

By:	/s/ Richard J. Boyle, JR., as Trustee
Name:	RICHARD J. BOYLE, JR., AS TRUSTEE

Address:	26111 Mulberry Lane

Los Altos Hills, CA 94022

Email:	Richard.Boyle@gmail.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

By:	/s/ Marty Burger
Name:	MARTY BURGER

Address:	7 World Trade Center

250 Greenwich Street, 38th Floor

New York, NY 10007

Email:

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

By:	/s/ Tal Kerret
Name:	TAL KERRET

Address:	7 World Trade Center

250 Greenwich Street, 38th Floor

New York, NY 10007

Email:

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

LOCKARD MARDUEL REVOCABLE TRUST

By:	/s/ Tom Lockard

Name:	Tom Lockard

Title:	Trustee

Address:	153 Pfeiffer St

San Francisco, CA 94133

Email:	Marlock@pacbell.net

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

By:	/s/ Christopher Rising
Name:	CHRISTOPHER RISING

Address:	1111 Armada Drive

Pasadena, CA 91103

Email:	ccr@risingrp.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

WESTMILL CAPITAL PARTNERS, LLC

By:	/s/ Benjamin S. Miller

Name:	Benjamin S. Miller

Title:	Manager

Address:

Email:	ben@westmillcapital.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

By:	/s/ Benjamin Miller
Name:	BENJAMIN MILLER

Address:	1519 Connecticut Ave, NW, Suite 200

Washington, D.C. 20036

Email:	ben@fundrise.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

By:	/s/ Daniel Miller
Name:	DANIEL MILLER

Address:	1519 Connecticut Ave, NW, Suite 200

Washington, D.C. 20036

Email:	dan@fundrise.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

GPM: Fundrise, LLC

	By:	/s/ Christopher S. Antonow
on behalf of Guggenheim Capital, LLC its member

	Name:	Christopher S. Antonow

	Title:	Senior Managing Director

Address:	227 West Monroe Street, Suite 4900

Chicago, IL 60606

Email:

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

GPM-Center Court, LLC

	By:	Guggenheim Partners Investment
Management, LLC, as Manager

	By:	/s/ William R. Hagner

	Name:	William R. Hagner

	Title:	Attorney-in-Fact

Address:	330 Madison Avenue

New York, NY 10017

Email:	Bill.Hagner@guggenheimpartners.com

Fax:	212-644-8107

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

Camber Creek LLC

	By:	/s/ Casey Berman

	Name:	Casey Berman

	Title:	Managing Director

Address:	5410 Edson Lane Suite 220

Rockville MD 20852

Email:	cb@cambercreek.com

Fax:	301-816-1556

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

Collaborative II, L.P.

	By:	Collab GP II, LLC
	Its:	General Partner

	By:	/s/ Craig Shapiro

	Name:	Craig Shapiro

	Title:	Managing Director

Address:	73 Spring Street, Suite 207

New York, NY 10012

Attn: Craig Shapiro

Phone: +1 ###-##-####

With a required copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attn: Matthew S. Bartus

Email: mbartus@cooley.com

Email:	craig@collaborativefund.com

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

/s/ Dennis Rohan

By:

	Name:	Dennis Rohan

Title:

Address:	399 Stevick Drive

Atherton, Ca 94027

Email:	dennisrohan@gmail.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

Kindling Capital LLC

	By:	/s/ Mazen Araabi

	Name:	Mazen Araabi

	Title:	Managing Member

Address:	58 South Park

San Francisco, CA 94107

Email:	maz@kindlingcapital.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

Deborah L Harmon

	By:	/s/ Deborah L Harmon

	Name:	Deborah L Harmon

	Title:	CEO

Address:	6216 Kennedy Drive

Chevy Chase, MD 20815

Email:	Debbie.harmon@artemisrep.com

Fax:	301-652-1101

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

Michael Kenneth Gewirz

	By:	/s/ Michael K. Gewirz

	Name:	Michael K. Gewirz

Title:

Address:	1666 K St., N.W. #1430

Washington, D.C. 20006

Email:	mgewirz@potomacinvestment.com

Fax:	202-296-1021

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

Deborah Ratner Salzberg Revocable Trust Agreement dated February 9, 1987, as amended and restated

	By:	/s/ Deborah Ratner Salzberg
Deborah Ratner Salzberg, Trustee

Address:		50 Public Square, Ste. 1600
Cleveland, OH 44113
Email:		egarlitz@rmscorporations.com
Fax:		216.575.1395

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

Deborah Ratner Salzberg 2001 Trust Agreement dated November 1, 2001

	By:	/s/ Abraham Miller
Abraham Miller, Co-Trustee

	By:	/s/ Brian Ratner
Brian Ratner, Co-Trustee

Address:	50 Public Square Ste. 1600
Cleveland, OH 44113
Email:	earlitz@rmscorporations.com
Fax:	216.575.1395

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

James Ratner Revocable Trust Agreement dated December 4, 1981, as amended and restated

	By:	/s/ James Ratner
James Ratner, Co-Trustee

	By:	/s/ Ronald Ratner
Ronald Ratner, Co-Trustee

Address:	50 Public Square, Ste. 1600
Chicago, IL 44113
Email:	egarlitz@rmscorporations.com
Fax:	216.575.1395

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

Ackman-Ziff Real Estate Group

	By:	/s/ Simon Ziff

	Name:	Simon Ziff

	Title:	President

Address:	13 Hadley Road

Armonk, NY 10504

Email:	Simon@ackmanziff.com

Fax:	212-286-4033

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

/s/ Justin Sternberg

	By:	Justin Sternberg

Name:

Title:

Address:	407 Park Avenue South, Apt 17A

New York, NY 10016

Email:	jsternberg@imdevpartners.com

Fax:	(914) 833-3092

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

Cline Trust Company, LLC

	By:	/s/ Adam Falcon

	Name:	Adam Falcon, CFA

	Title:	Chief Investment Officer

Address:	3801 PGA Blvd., Ste 901

Palm Beach Gardens, FL 33410

Email:	afalcon@clineres.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

Adam D. Falcon and Rui G. Falcon Revocable Trust

	By:	/s/ Rui Falcon

	Name:	Rui Falcon, CFA

	Title:	Trustee

Address:	132 Mystic Lane

Jupiter, FL 33458

Email:	Princeton@princetonassetmanagement.net

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

LMB Fundrise, LLC

	By:	/s/ Jonathan B. Schultz

	Name:	Jonathan B. Schultz

	Title:	member

Address:	900 Route 9 North, Suite 301

Woodbridge, NJ 07095

Email:	Jschultz@onyxequities.com

Fax:	(732) 362 - 8801

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

/s/ Haniel Lynn

By:

	Name:	Haniel Lynn

Title:

Address:	10551 MacArthur Blvd

Potomac, MD 20854

Email:	Haniel_Lynn@yahoo.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

RRDC Properties L.L.C

	By:	/s/ Justin Elghanayan

	Name:	Justin Elghanayan

	Title:	President

Address:	c/o Rockrose Development Corp.

666 Fifth Avenue, 5th Floor, New York, NY 10103

Email:	Justin.Elghanayan@rockrose.com

Fax:	212-757-1875

Signature Page to
First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this First Refusal and Co Sale Agreement as of the date first above written.

INVESTOR:

Jonathan M. Stern

	By:	/s/ Jonathan M. Stern

	Name:	Jonathan M. Stern

Title:

Address:	33 Hathaway Lane

Manhasset, NY 11303

Email:	jmsnyc@gmail.com

Fax:

Signature Page to
First Refusal and Co-Sale Agreement

Exhibit A

Common Holders

Daniel Miller
Benjamin Miller

E-1

Exhibit B

Schedule of Investors

Renren Lianhe Holdings

WH / Rise Co, LLC

Herbert Miller

Patrice Miller

David Miller

Caroline Miller

Boyle Family Trust

Marty Burger

Tal Kerret

Lockard Marduel Revocable Trust

Christopher Rising

WestMill Capital Partners, LLC

Benjamin Miller

Daniel Miller

GPM:Fundrise, LLC

GPM-Center Court, LLC

Camber Creek LLC

Collaborative II, L.P.

Dennis Rohan

Kindling Capital LLC

Deborah L. Harmon

E-2

Exhibit B (continued)

Schedule of Investors

Michael Kenneth Gewirz

Deborah Ratner Salzberg Revocable Trust Agreement dated February 9, 1987, as amended and restated

Deborah Ratner Salzberg 2001 Trust Agreement dated November 1, 2001

James Ratner Revocable Trust Agreement dated December 4, 1981, as amended and restated

Ackman-Ziff Real Estate Group

Justin Sternberg

Justin Sternberg

Cline Trust Company, LLC

Adam D. Falcon and Rui G. Falcon Revocable Trust

LMB Fundrise, LLC

Haniel Lynn

RRDC Properties L.L.C.

E-3